Exhibit 13

                     Schedule For Computation of Performance

The performance that appears in Table 1 of the SAI was calculated by reducing the annual total return by the total maximum expense charge of 0.90%. The 0.90% charge is composed of the 0.15% charge for mortality and expense risk and the maximum 0.75% charge for administration. The following example uses the One Year Total Return for the Prudential Conservative Balanced Portfolio:

---------------------------------------- -------------------------------- -----------------------------------
   Gross Average Annual Total Return     Mortality and Expense Risk and     "Hypothetical" Average Annual
               One Year                   Maximum Administrative Charge              Total Return
                 Ended                                                              One Year Ended
               12/31/99                                                                12/31/99
---------------------------------------- -------------------------------- -----------------------------------
                 6.56%                                0.90%                             5.66%
---------------------------------------- -------------------------------- -----------------------------------